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                                                                   Exhibit 10.43

                   AMENDED AND RESTATED UNCONDITIONAL GUARANTY
                           OF PAYMENT AND PERFORMANCE

         THIS AMENDED AND RESTATED UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this "Guaranty") is made as of December _____, 2001 by ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation ("Guarantor"), and amends and restates that certain Unconditional Guaranty of Payment and Performance dated as of November 28, 2001 in favor of DAPPER PROPERTIES [I][II][III], a Delaware limited liability company (together with its successors and assigns, "Lessor").

         1. FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Lessor, or order, any and all amounts, including, without limitation, Base Annual Rental, Base Monthly Rental, taxes (including, without limitation, capital gains and/or income taxes), insurance premiums, impounds, reimbursements, late charges, default interest, damages, indemnity obligations and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Lessor and/or Autopar Remainder [I][II][III], LLC, a Delaware limited liability company ("Remainderman"), pursuant to the following agreements (collectively, the "Documents"):

                  A. Sale-Leaseback Agreement, dated as of February 27,
         2001, between Lessor and Discount Auto Parts, Inc., a Florida corporation (together with its successors and assigns, "Lessee"), with respect to the sale and purchase of certain parcels of real property and the improvements located thereon (the "Properties");

                  B. Master Lease, dated as of February 27, 2001, between Lessor and Lessee by which Lessor leases the Properties to Lessee, as amended by that certain First Amendment to Lease between Lessor and Lessee dated as of [November 28][August 28], 2001 [ and that certain Second Amendment to Master Lease dated as of the date hereof][, that certain second amendment to master lease dated as of November 28, 2001 and that certain Third Amendment to Master Lease dated as of the date hereof] (collectively, the "Lease");

                  C. Acknowledgement of Master Lease Assignment and Subordination, Nondisturbance and Attornment Agreement dated as of February 27, 2001 among Lessee, Lessor, Remainderman, and [GE Capital Franchise Finance Corporation, a Delaware corporation, successor by merger to FFCA Acquisition Corporation][Washington Mutual Bank, FA, successor in interest to FFCA Funding Corporation] ("Lender");

                  D. Substitution Agreement, dated as of November 28,
         2001, among Lessor, Lessee, GE Capital Franchise Finance Corporation, Washington Mutual Bank, FA, Remainderman, Guarantor and certain other parties, as amended by that certain First



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         Amendment to Substitution Agreement dated as of even date herewith among Lessor, Lessee, GE Capital Franchise Finance Corporation, Washington Mutual Bank, FA, Remainderman, Western Auto Supply Company, a Delaware corporation (together with its successors and assigns, "Western Auto"), Guarantor and certain other parties (collectively, the "Substitution Agreement");

                  E. Any other document, agreement, instrument or certificate contemplated by the Lease, the Substitution Agreement, or any other documents, agreements, instruments or certificates now or hereafter entered into between Lessor, Lessee and Western Auto with respect to the Lease, the Substitution Agreement and the Properties and/or among Lessor, Remainderman, Lessee and Western Auto with respect to the Lease, the Substitution Agreement and/or the Properties; and

                  F. Any amendment of the foregoing documents, agreements, instruments or certificates now or hereafter entered into by Lessee and/or Western Auto.

Initially capitalized terms not otherwise defined in this Guaranty shall have the meanings set forth in the Lease.

         2. Guarantor also unconditionally guarantees the full and timely performance of all obligations to be performed by Lessee and/or Western Auto under or pursuant to the Documents (the matters which are guaranteed pursuant to Sections 1 and 2 are hereinafter collectively referred to as the "Obligations").

         3. The obligations of Guarantor under this Guaranty are primary, joint and several and independent of the obligations of Lessee, Western Auto and any and every other guarantor of the Obligations, and a separate action or actions may be brought and executed against Guarantor or any other such guarantor, whether or not such action is brought against Lessee, Western Auto or any other such guarantor and whether or not Lessee, Western Auto or any other such guarantor be joined in such action or actions.

         4. This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor unconditionally (a) waives any requirement that Lessor first make demand upon, or seek to enforce or exhaust remedies against, Lessee, Western Auto or any other person or entity (including any other guarantor) or any of the collateral or property of Lessee, Western Auto or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, Guarantor; (b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. ss.ss. 12-1641, 12 -1642 et seq., 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(f), or any other Arizona statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty; (c) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; and (d) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Lessee, Western Auto or

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Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

         5. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor:

                  (a) the waiver by Lessor of the observance or performance by Lessee, Western Auto or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver;

                  (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Documents;

                  (c) the modification or amendment (whether material or otherwise) of any of the obligations of Lessee or Western Auto under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment;

                  (d) the taking or the omission of any of the actions referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein);

                  (e) any failure, omission, delay or lack on the part of Lessor to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on Lessor in any of the Documents or any action on the part of Lessor granting indulgence or extension in any form;

                  (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Lessee or Western Auto under all or any of the Documents;

                  (g) the release or discharge of Lessee or Western Auto from the performance or observance of any obligation, undertaking or condition to be performed by Lessee or Western Auto under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings;

                  (h) the receipt and acceptance by Lessor or any other person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof;

                  (i) any action, inaction or election of remedies by Lessor which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement;

                  (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the states in which the Properties are located or any other jurisdiction;

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                  (k) any substitution of a Substitute Property for a Property pursuant to the terms and conditions of the Lease; and

                  (l) the termination or renewal of any of the Obligations or any other provision thereof.

         6. Guarantor represents and warrants to Lessor that:

                  (a) Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor;

                  (b) No further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor's compliance with the terms and provisions of this Guaranty;

                  (c) This Guaranty is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms;

                  (d) Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation, partnership, limited liability company or other form of entity, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor;

                  (e) Guarantor is not a "foreign individual," "foreign corporation," "foreign partnership," "foreign limited liability company," "foreign trust," or "foreign estate," as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder. Guarantor's Social Security Number or Federal Tax Identification Number is accurately set forth herein next to the signature of Guarantor;

                  (f) Guarantor has delivered to Lessor either audited financial statements or, if Guarantor does not have audited financial statements, certified financial statements. Such financial statements and other information relating to Guarantor heretofore delivered to Lessor are true, correct and complete in all material respects as of the date of this Guaranty. Guarantor understands that Lessor is relying upon such information, and Guarantor represents that such reliance is reasonable. The financial statements of Guarantor delivered by Lessee to Lessor pursuant to the Lease have been prepared in accordance with generally accepted accounting principles consistently applied (subject in the case of interim financial statements to the absence of footnotes and normal year-end adjustments) and accurately reflect, as of the date of this Guaranty, the financial condition of Guarantor; and

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                  (g) The Documents are conclusively presumed to have been
         signed in reliance on this Guaranty, and the assumption by Guarantor of its obligations under this Guaranty results in direct financial benefit to Guarantor.

         7. (a) Guarantor covenants to Lessor that, during the term of this Guaranty, Guarantor will not transfer or dispose of any material part of its assets in a single transaction or a series of related transactions except (i) in the ordinary course of business for full and fair consideration and reasonably equivalent value, or (ii) as otherwise permitted by this Section 7.

         (b) Guarantor covenants to Lessor that, during the term of this Guaranty, no Subject Transfer shall occur without the prior written consent of Lessor, except as provided below. A "Subject Transfer" shall mean (i) the acquisition by a Person or a "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of 50% or more of the voting power of Guarantor and such Person or group has made a filing under Section 13(d) of the Securities Exchange Act of 1934 affirmatively stating such Person's or group's intent to change control of the Guarantor, (ii) the consummation by the Guarantor of a merger, consolidation or other reorganization if the percentage of the voting common stock of the surviving or resulting entity held or received by all persons who were owners of common stock of the Guarantor immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding, on a fully diluted basis, immediately after such merger, consolidation or reorganization and after giving effect to any additional issuance of voting common stock contemplated by the plan for such merger, consolidation or reorganization, or
(iii) a sale or other transfer of all or substantially all of the assets of Guarantor.

         (c) Notwithstanding the provisions of Section 7(b), Guarantor may complete a Subject Transfer, and Lessor shall be deemed to have consented to such Subject Transfer, provided that:

                  (1) no Event of Default shall have occurred and be continuing under the Lease and no event of default shall be have occurred and be continuing under this Guaranty as of the date on which Guarantor gives Lessor notice of the proposed Subject Transfer and as of the date on which the Subject Transfer is consummated;

                  (2) after giving effect to such Subject Transfer, whether as a single transaction or as a series of transactions, Guarantor, including any surviving entity of such Subject Transfer and/or successor of Guarantor, when considered together with Guarantor's consolidated subsidiaries (including without limitation Lessee and Western Auto) has a consolidated net worth determined in accordance with GAAP of not less than the sum of (1) $250,000,000, plus (2) fifty (50%) percent of Net Income, if positive, for each Fiscal Year ending after December 30, 2001 (i.e., exclusive of any negative Net Income for any such Fiscal
         Year) determined on a cumulative basis subsequent to December 30, 2001, plus (3) seventy-five (75%) percent of the proceeds of any issuance of equity securities of Lessee and/or Guarantor, without duplication, or other contributions to the capital of Lessee and/or Guarantor, without duplication, subsequent to December 30, 2001;

                  (3) Guarantor, including any surviving entity of such Subject Transfer and/or successor of Guarantor, shall not be released from any of its obligations under this Guaranty, and such surviving entity or successor entity, as applicable, has assumed in writing or by

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         operation of law (provided Lessor has received a satisfactory opinion of counsel to Guarantor confirming that such assumption will occur by operation of law) all of Guarantor's obligations under this Guaranty; and

                  (4) either the FCCR Condition or the Rating Agency Condition has been satisfied. As used herein, the term "FCCR Condition" shall mean that the Aggregate Fixed Charge Coverage Ratio for all of the Properties, taken as a whole, must be at least equal to 3.0:1 for the twelve month period of time immediately preceding the end of the fiscal quarter of Lessee which closed prior to the date on which Guarantor gives Lessor notice of the proposed Subject Transfer. As used herein, the term "Rating Agency Condition" shall mean, if and to the extent that the loans contemplated by the Loan Documents have been subject to a Securitization, Lender shall have received a notice or confirmation of the rating agencies which have issued ratings in connection with such Securitization that such Subject Transfer will not cause any of such rating agencies to downgrade, modify, withdraw or qualify any of such ratings. Guarantor shall have the right to satisfy the FCCR Condition by (i) paying or causing to be paid to Lessor the Subject Transfer Rent Prepayment Amount (as hereinafter defined), and (ii) paying or causing to be paid to Lessor the Prepayment Charges payable by Lessor to Lender as a result of the payment by Guarantor to Lessor of the Subject Transfer Rent Prepayment Amount, provided that the payment of the Subject Transfer Rent Prepayment Amount and such Prepayment Charges shall be made prior to or simultaneously with the consummation of the Subject Transfer. Upon payment of the Subject Transfer Rent Prepayment Amount and Prepayment Charges as contemplated by the preceding sentence, Lessor agrees that the Base Monthly Rental beginning with the calendar month immediately following the month in which such payment is made (or, if such payment is made on the first day of a calendar month, beginning with the calendar month in which such payment is made) shall be equal to the Base Monthly Rental then in effect reduced by the Subject Transfer Rent Reduction Amount (as hereinafter defined).

                  For purposes of this Section 7(c), the following terms shall be defined as set forth below:

                  "Net Income" means, for any period, the consolidated net income (or loss) of Guarantor determined in accordance with GAAP, but excluding: (a) the income of any Person (other than Guarantor and its subsidiaries) in which Guarantor or any subsidiary of Guarantor has an ownership interest, unless received by Guarantor or any subsidiary of Guarantor in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition; and (c) to the extent not included in clauses (a) and (b) immediately above, any after-tax extraordinary, non-cash or non-recurring gains or losses.

                  "Subject Transfer Rent Prepayment Amount" means the present value, discounted on a monthly basis at 9.23%, of the Subject Transfer Rent Reduction Amount for each month beginning with the calendar month immediately following the month in which the Subject Transfer Rent Prepayment Amount is paid (or, if the Subject Transfer Rent Prepayment Amount is paid on the first day of a calendar month, beginning with the calendar month in which the Subject Transfer Rent Prepayment Amount is paid) and ending with the calendar month of February, 2021, inclusive.

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                   "Subject Transfer Rent Reduction Amount" the product of (x)
         the Base Monthly Rental for the last month of the fiscal quarter of Lessee which ended prior to the date on which Guarantor gives Lessor notice of the proposed Subject Transfer and (y) the Subject Transfer FCCR Shortfall Percentage. For purposes of illustration and not limitation, if (i) Lessee's Aggregate Fixed Charge Coverage Ratio for the Fiscal Year ending May 27, 2010 was 2.0 (which results in a Subject Transfer FCCR Shortfall Percentage of 33%), (ii) Guarantor paid the Subject Transfer Rent Prepayment Amount on August 15, 2010, and (iii) the Base Monthly Rental for August, 2010 was $100, then the Base Monthly Rental payment beginning on September 1, 2010 shall be equal to the Base Monthly Rental for August, 2010 reduced by the sum of $33.33.

                  "Subject Transfer FCCR Shortfall Percentage" means the percentage represented by (x) 1 minus (y) a fraction, the numerator of which shall be the Aggregate Fixed Charge Coverage Ratio for the twelve month period of time immediately preceding the end of the fiscal quarter of Lessee which closed prior to the date on which Guarantor gives Lessor notice of the proposed Subject Transfer, and the denominator of which shall be 3.

         (d) Guarantor shall notify Lessor and Lender at least 30 days but not more than 90 days prior to the completion of any Subject Transfer, whether or not the consent of Lessor to such Subject Transfer is deemed given under the terms of Section 7(c) (each, a "Subject Transfer Notice"). Guarantor shall provide Lessor and Lender with information reasonably sufficient to enable Lessor and Lender to determine that Guarantor has satisfied the conditions to any Subject Transfer, including, without limitation, such financial information as Lessor and Lender may reasonably require to enable them to determine that the net worth and/or Aggregate Fixed Charge Coverage Ratio requirements set forth in
Section 7(c) have been satisfied, or will be satisfied simultaneously with the completion of the Subject Transfer. In addition, to the extent that the loans contemplated by the Loan Documents have been subject to a Securitization, Guarantor agrees to cooperate in good faith in connection with providing such information as the rating agencies may reasonably require to evaluate any such proposed Subject Transfer.

         (e) Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Guarantor, Guarantor shall deliver to Lessor complete financial statements of Guarantor, including a balance sheet, profit and loss statement, statement of changes in cash flows and all other related schedules for the fiscal period then ended. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period (subject in the case of interim financial statements to the absence of footnotes and normal year-end adjustments), and shall be certified to be accurate and complete by Guarantor (or the Treasurer or other appropriate officer of Guarantor). Guarantor understands that Lessor is relying upon such financial statements and Guarantor represents that such reliance is reasonable. The financial statements delivered to Lessor need not be audited, but Guarantor shall deliver to Lessor copies of any audited financial statements of Guarantor which may be prepared, as soon as they are available.

         (f) Notwithstanding the foregoing, but subject to the satisfaction of the terms and conditions set forth in Section 26.F of the Lease, Lessor consents to the liquidation of Lessee with and into Guarantor, or the merger of Lessee with and into Guarantor.

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         8. This Guaranty shall commence upon execution and delivery of any of the Documents and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of reborrowing or extension by Lessee or Western Auto, and Lessor gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Lessee or Western Auto to Lessor are no longer subject to any right on the part of any person whomsoever, including but not limited to Lessee, Western Auto, Lessee or Western Auto as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"). In the event that any such payments by Lessee or Western Auto to Lessor are disgorged after the making thereof, in whole or in part, or settled without litigation, to the extent of such disgorgement or settlement, Guarantor shall be liable for the full amount Lessor is required to repay plus interest, late charges, attorney's fees and any and all expenses paid or incurred by Lessor in connection therewith.

         9. Guarantor shall not assert any right of subrogation, indemnity or reimbursement against Lessee or Western Auto until all of the Obligations have been fully satisfied. Furthermore, Guarantor hereby unconditionally and irrevocably waives (a) any right to participate in any security now or hereafter held by Lessor or in any claim or remedy of Lessor or any other person against Lessee or Western Auto with respect to the Obligations, (b) any statute of limitations affecting Guarantor's liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty, and (d) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever.

         10. It is not necessary for Lessor to inquire into the powers of Lessee, Western Auto or their respective officers, directors, partners or agents acting or purporting to act on their behalf, and Guarantor shall be liable for the Obligations in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Lessee or Western Auto.

         11. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (i) all of Lessor's reasonable attorneys' fees and other costs and expenses which may be incurred by Lessor in the enforcement of this Guaranty and (ii) interest (including postpetition interest to the extent a petition is filed by or against Lessee under the Code) at the Default Rate on any Obligations not paid when due.

         12. This Guaranty shall apply to the parties hereto and their successors and assigns according to the context hereof and without regard to the number or gender of words or expressions used herein.

         13. Guarantor hereby agrees to indemnify and hold harmless Lessor for, from and against any loss, cause of action, claim, cost, expense or fee, including but not limited to


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reasonable attorneys' fees payable by Lessor to its counsel, any attorneys' fees payable by Lessor to any other counsel, and court costs, suffered or occasioned by the failure of Lessee or Western Auto to satisfy their respective obligations under the Documents. The agreement to indemnify Lessor contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty.

         14. All moneys available to Lessor for application in payment or reduction of the liabilities of Lessee or Western Auto under the Documents may be applied by Lessor to the payment or reduction of such liabilities of Lessee or Western Auto, in such manner, in such amounts and at such time or times as Lessor may elect.

         15. All notices, demands, requests, consents, approvals or other instruments required or permitted to be given pursuant to this Guaranty shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day if delivered by express overnight delivery service or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the addresses (or facsimile numbers, as applicable) specified below:

            If to Guarantor:       Advance Stores Company, Incorporated
                                   5673 Airport Road
                                   Roanoke, VA 24012
                                   Attention:  General Counsel
                                   Telephone:  (540) 561-3325
                                   Telecopy:   (540) 561-1448

            If to Lessor:          Dapper Properties [I][II][III], LLC
                                   c/o U.S. Realty Advisors, LLC
                                   1370 Avenue of the Americas
                                   New York, NY 10019
                                   Attention:  Mr. David M. Ledy
                                   Telephone:  (212) 581-4540
                                   Telecopy:   (212) 581-4950

            With a copy to:        Proskauer Rose LLP
                                   1585 Broadway
                                   New York, NY 10036
                                   Attention:  Kenneth S. Hilton, Esq.
                                   Telephone:  (212) 969-3000
                                   Telecopy:   (212) 969-2900

or to such other address or such other person as either Guarantor or Lessor may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No


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such notices, demands, requests, consents, approvals or other communications shall be valid unless Lender is provided a duplicate original thereof at the following address:

                                Dennis L. Ruben, Esq.
                                Executive Vice President, General Counsel
                                and Secretary
                                GE Capital Franchise Finance Corporation
                                17207 North Perimeter Drive
                                Scottsdale, AZ  85255
                                Telephone: (480) 585-4500
                                Telecopy:  (480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Guarantor in a notice delivered in the manner provided above.

         16. This Guaranty is delivered in the State of Arizona, and it is the intent of Guarantor and Lessor that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Guarantor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the states in which the Properties are located and/or where Guarantor maintains its chief executive office to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under the Documents.

         17. Guarantor and Lessor, by its execution of the Lease and its acceptance of this Guaranty, intend that:

                  (i) the Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered the Lease with the understanding that the Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither the Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;

                  (ii) the Lease is a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of the Lease are those of a true lease; and

                  (iii) the business relationship created by the Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

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         The expressions of intent set forth in this Section are a material inducement to Lessor entering into the Lease.

         18. Guarantor acknowledges that Lessor did not prepare or assist in the preparation of any of the projected financial figures used by Lessee in analyzing the economic viability and feasibility of the transactions contemplated by the Lease.

         19. All of Lessor's rights and remedies under the Documents and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

         20. Except as otherwise contemplated by Section 26 of this Guaranty, this Guaranty is solely for the benefit of Lessor, its successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Lessee or Western Auto.

         21. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

         22. Guarantor agrees to take such action and to sign such other documents as may be appropriate to carry out the intent of this Guaranty.

         23. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.

         24. LESSOR, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSOR OR GUARANTOR AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF LESSOR, LESSEE, WESTERN AUTO AND/OR GUARANTOR, LESSEE'S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY LESSOR AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY. FURTHERMORE, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LESSOR OR ANY OF LESSOR'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR AGAINST LESSOR OR ANY OF LESSOR'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY GUARANTOR OF ANY RIGHT IT

MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY.

         25. Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred hereby without rendering this Guaranty, as it relates to Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of Lessor hereunder.

         26. This Guaranty is executed and delivered to induce Lessor to consent to the substitution of the Dapper [I][II][III] Replaced Properties (as defined in the Substitution Agreement) with the Dapper [I][II][III] Substitute Properties (as defined in the Substitution Agreement) as contemplated by the Substitution Agreement, and is solely for the benefit of Lessor and its successors and assigns, including, without limitation, Lender and its successors and assigns under the Loan Documents, and is not intended to nor shall it be deemed to be for the benefit of any other third party, including, without limitation, Lessee or Western Auto. This Guaranty is a continuing Guaranty and shall be binding upon Guarantor and its successors and assigns; provided, however, without the prior written consent of Lessor, Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder, except as contemplated by Section 7.

         27. Guarantor acknowledges and agrees that (i) Lessor intends to collaterally assign all of its right, title and interest under the Lease and this Guaranty to Lender pursuant to the Loan Documents and (ii) upon the exercise of Lender's remedies set forth in such Loan Documents, all of the rights, powers and privileges of Lessor shall be deemed the rights, powers and privileges of Lender and Lender shall be entitled to exercise all of the rights and remedies of "Lessor" under this Guaranty, the Lease and the Loan Documents. Guarantor hereby consents to, and no further consent by Guarantor shall be required for, any further assignment of rights of Lessor hereunder or in connection with any transfer by Lender. All notices, certificates, reports or other information required to be delivered to Lessor under this Guaranty shall be delivered simultaneously to Lender. Notwithstanding any provision herein to the contrary, this Guaranty shall not be deemed to create any obligation of or liability for Lender. Guarantor intends that Lender shall be an intended third party beneficiary of this Guaranty but without any corresponding responsibility, liability or obligation to Guarantor.

         28. Guarantor agrees that:

                  (a) the Guaranty shall not be changed, amended, altered, modified, or terminated without the prior written consent of Lender;

                  (b) any consent, approval, agreement or waiver provided by Lessor pursuant to this Guaranty shall not be valid unless consented to in writing by Lender; and

                  (c) Lessor shall in no event be deemed to have unreasonably withheld any approval under this Guaranty if Lender shall not have given its approval.

                                       12

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         IN WITNESS WHEREOF, the undersigned Guarantor has executed this
Guaranty effective as of the day first above written.

                                       ADVANCE STORES COMPANY,
                                       INCORPORATED, a Virginia corporation
Federal Tax ID No.

-----------------------------
                                       By
                                          --------------------------------------
                                       Printed Name
                                                    ----------------------------
                                       Its
                                           -------------------------------------

STATE OF ___________________ )
                             ) SS.
COUNTY OF __________________ )


         The foregoing instrument was acknowledged before me on ____________, 2001, by _____________________, _______________ of Advance Stores Company,
Incorporated, a Virginia corporation, on behalf of the corporation.

                                                          ______________________
                                                          Notary Public

My Commission Expires:

_____________________________